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                                                                    EXHIBIT 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference of our reports dated December 6, 1995, except for Note 10, for which the date is December 15, 1995, Note 8, for which the date is May 6, 1996, and Note 1, for which the date is June 11, 1996, with respect to the financial statements and schedule of Consilium, Inc. for the years ended October 31, 1995, included in the Annual Report (Form 10-K/A) for 1995, filed with the Securities and Exchange Commission, in the Registration Statement on Form S-8 of Consilium, Inc. for the registration of 513,000 shares of its common stock.


                                 /s/ Coopers & Lybrand L.L.P.

                                 COOPERS & LYBRAND L.L.P.


San Jose, California
October 17, 1996

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